UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): September 14, 2023
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Cibus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 450-0008
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                     Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2023, the Board of Directors (the “Board”) of Cibus, Inc. (the “Company”) appointed James Collins to serve as member of the Board, effective September 14, 2023. Mr. Collins will also serve as a member of the Board’s Nominating and Governance Committee, effective September 14, 2023.

Mr. Collins, 61, served as CEO and a member of the board of Corteva Agriscience, a global Fortune 200 agricultural and seed company, from 2019 to 2021. Mr. Collins currently serves on the Board of Archer-Daniels-Midland Company, as Chair of the Board of Vestaron Corporation, and as an advisor to the University of Delaware’s College of Agriculture and Natural Resources. Mr. Collins previously served on the Board of CropLife International, the advisory board for the University of Delaware’s Alfred Lerner College of Business & Economics, and the Board of Trustees of the Hagley Museum and Library. He was also a member of the US-China Business Council and the Business Roundtable, where he served on the Special Committee on Equity and Racial Justice and the Climate Policy and Trade Committees, a University of Tennessee Lone Oaks Farm Advisory Council member and served on the Board of Trustees of Longwood Botanical Gardens. Mr. Collins holds a bachelor’s degree in chemical engineering from Christian Brothers University in Tennessee and an MBA from the University of Delaware.

There are no arrangements or understandings between Mr. Collins and any other persons pursuant to which Mr. Collins was named as a director of the Board. Mr. Collins has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company entered into its standard form of indemnification agreement for directors and executive officers with Mr. Collins in connection with his election to the Board. The Board agreed to provide Mr. Collins with annual compensation comprising (i) a cash retainer equal to $112,500, payable quarterly, and (ii) subject to board approval and granting pursuant to the terms and provisions of the Cibus, Inc. 2017 Omnibus Incentive Plan, as amended, stock options with a grant date value equal to $112,500, which stock options shall have a ten year term and vest annually. Such annual compensation will be prorated for Mr. Collins’ service for the remainder of the 2023 fiscal year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2023

CIBUS, INC.

	By:	/s/ Rory Riggs
	Name:	Rory Riggs
	Title:	Chief Executive Officer and Chairman